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                                                                    Exhibit 99.2

                     STATEMENT OF CHIEF FINANCIAL OFFICER OF
                 HIGHWOODS PROPERTIES, INC., GENERAL PARTNER OF
                       HIGHWOODS REALTY LIMTED PARTNERSHIP

     In connection with the Quarterly Report of Highwoods Realty Limited Partnership (the "Operating Partnership") on Form 10-Q for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carman J. Liuzzo, Vice President and Chief Financial Officer of Highwoods Properties, Inc., general partner of the Operating Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

  /s/ Carman J. Liuzzo
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Carman J. Liuzzo
Vice President and Chief Financial Officer of the General Partner
August 14, 2002